UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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Pacific City Financial Corporation

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PACIFIC CITY FINANCIAL CORPORATION
3701 Wilshire Boulevard, Suite 900
Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PACIFIC CITY FINANCIAL CORPORATION:
NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (“Annual Meeting”) of Pacific City Financial Corporation (“Company”) will be held as follows:
Date:    Thursday, May 23, 2019
Time:    10:00 a.m.
Place:    The Board Room
3701 Wilshire Boulevard, Suite 900
Los Angeles, California

1.
Election of Directors. To consider and vote upon a proposal to elect seven (7) persons to the Board of Directors of the Company to serve until the next Annual Meeting and until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:

Kijun Ahn	Henry Kim
Sang Young Lee	Hong Kyun “Daniel” Park
Don Rhee	Suk Won Youn
Haeyoung Cho

2.	Company Name Change. To consider and vote upon a proposal to change the Company’s name to PCB Bancorp.

3.	Eliminate Cumulative Voting. To consider and vote upon a proposal to eliminate cumulative voting in the election of directors.

4.	Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

5.	Other Business. Any other matters that may properly be brought before the meeting by order of the Board of Directors.
Only those shareholders of record at the close of business on March 29, 2019 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.
The Bylaws of the Company provide for the nomination of directors in accordance with the following procedures:
“Section 2.14.    Nominations of Directors. Nominations for election to the Board of Directors of the corporation may be made by the Board of Directors or by any shareholder of the corporation’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall, in his/her discretion, be disregarded by the chairman of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee.”

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.
PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.
IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2019
Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10-K, are also available at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “SEC Filings” and then “Proxy Materials.”
We appreciate your continuing support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ Timothy Chang
Timothy Chang Executive Vice President, Chief Financial Officer and Corporate Secretary

Los Angeles, California
April 19, 2019
Please vote promptly.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2019
PROXY STATEMENT SUMMARY
This proxy statement relates to the solicitation of proxies for the Annual Meeting of Shareholders of Pacific City Financial Corporation to be held at the Company’s headquarters at 3701 Wilshire Boulevard, Suite 900, Los Angeles, California on May 23, 2019, at 10:00 a.m. and at any adjournments thereof (the “Annual Meeting”). At the Annual Meeting, if you are a shareholder of record on March 29, 2019 (the “Record Date”), you will:

•	Vote on the election of seven (7) directors.

•	Vote on a proposal to change the Company name to “PCB Bancorp.”

•	Vote on a proposal to eliminate cumulative voting in the election of directors.

•	Vote on the ratification of the selection of the Company’s independent public accounting firm.

•	Vote on any other matters that may properly come before the Annual Meeting.
We began mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 25, 2019 to all shareholders entitled to vote. If you owned common stock of the Company at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. On the Record Date, there were 16,011,151 shares of Company common stock outstanding entitled to vote.
GENERAL INFORMATION ABOUT THE 2019 ANNUAL MEETING
Pacific City Financial Corporation, a corporation existing and organized under the laws of the State of California and parent of its wholly owned subsidiary Pacific City Bank (the “Bank”) is authorized to issue up to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. Only those common shareholders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 16,011,151 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date. The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.
A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of the Company’s independent public accounting firm. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors and change of the Company’s name. It is important that you provide voting instructions to your broker or nominee.
Revocability of Proxies
A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S NAME CHANGE PROPOSAL, FOR THE PROPOSAL TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, AND “FOR” RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2019.
Person Making the Solicitation
This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and the Bank may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.
Voting Rights
In connection with the election of directors, and in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the seven nominees receiving the highest number of votes will be elected.
On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY
Executive Summary
In accordance with the Company’s Bylaws, the number of directors may be no less than five and no more than nine. Currently, the Board of Directors has seven members. The number of directors authorized for election at the Annual Meeting is seven (7). Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.
Unless authority to vote for the election of any directors is withheld, all proxies will be voted for the election of the seven (7) nominees listed below and recommended by the Board of Directors, or as many as possible as can be elected under rules of cumulative voting. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.
Director Nomination Process
The Board of Directors formed a Nominating and Governance Committee to, among other things, assist the Board of Directors in identifying appropriate candidates for Board membership. As specified in its charter, the Nominating and Governance Committee is appointed by the Board of Directors of the Company to help the Board of Directors identify qualified individuals to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend to the Board of Directors the director nominees for the annual meetings of shareholders. All nominees for director identified in this proxy statement were approved by the Nominating and Governance Committee for inclusion on the proxy card and were recommended for such inclusion by the Committee. The Nominating and Governance Committee will utilize the same standards for evaluating director candidates recommended by shareholders as it does for candidates proposed by the Board of Directors or members thereof.
The Nominating and Governance Committee considers many factors in nominating individuals to serve on the Board of Directors, including the following:

•	satisfactory results of any background investigation;

•	business and professional experience and expertise;

•	financial resources;

•	ability to devote the time and effort necessary to fulfill the responsibilities of a director;

•	involvement in community activities in the market areas served by the Company and its affiliates that may enhance the reputation of the Company and its affiliates;

•	a candidate’s contribution to an appropriate balance on the Board of Directors of professional knowledge, business expertise, varied industry knowledge, and financial expertise;

•	basic knowledge of the banking industry, financial regulatory system, and laws and regulation that govern the Company and its subsidiaries; and

•
“independence” and “financial literacy,” as defined under applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2002, and Nasdaq Listing Rules.

Shareholders who wish to make such suggestions or recommendations about director nominations should forward their written suggestions to the Chairman of the Board addressed to Pacific City Financial Corporation, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010. Submission of a recommendation in this fashion does not constitute a formal nomination under the Company’s Bylaws. While the Board of Directors carefully considers diversity of professional disciplines and backgrounds when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Board of Directors does not engage a third party to identify and evaluate potential director candidates.

Director Nominee Qualifications and Experience
Our Board of Directors currently consists of seven (7) members, all of whom are nominees for election at the Annual Meeting, and each of whom is elected annually at the annual meeting of shareholders and serve one-year term, until their successors are duly elected and qualified. Pursuant to our bylaws, our Board of Directors is authorized to have a range of between five and nine directors, with the specific number within the range set by resolution of our Board of Directors. Our directors are not required to be a shareholder of the Company in order to qualify to serve as a director. All directors of the Company except Don Rhee and Suk Won Youn also serve as directors of the Bank. Sarah Jun and Daniel Cho serve as directors of the Bank, but not as directors of the Company. As discussed in greater detail below, our Board of Directors has affirmatively determined that five of our seven current directors qualify as independent directors based upon the rules of the Nasdaq and the SEC. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director.
The following table sets forth certain summary information about our current directors, including their names, ages, and the year in which they began serving as a director and any committee memberships they may hold. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

			Committee Membership
Name and Position	Age	Director Since	Audit	Compensation	Nominating and Governance
Kijun Ahn, Ph.D.	63	2007 (1)	Member	Chair	Member
Haeyoung Cho	64	2011
Sang Young Lee, Chairman	68	2007	Member	Member	Chair
Hong Kyun “Daniel” Park	60	2015	Chair (2)
Don Rhee	63	2015		Member	Member
Suk Won Youn	71	2007			Member
Henry Kim, President & Chief Executive Officer	52	2018

(1)	Dr. Ahn has been a director for the Company since 2007, except the year of 2014.

(2)	Mr. Park serves as the Audit Committee financial expert.
None of the Company’s directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
The business experience of each of the current directors, all of whom are nominees for election at the Annual Meeting, is set forth below.
Kijun Ahn, Ph.D. As one of the founding board members of the Bank, Dr. Ahn has extensive knowledge and experience in the fields of civil engineering and construction and provides the board with valuable insights with regards to the Bank’s customers and issues involving these industries. Dr. Ahn is currently a project manager at Moffatt and Nichol, a global infrastructure advisory firm that specializes in structural, coastal, and civil engineering; environmental sciences; economics analysis; inspection & rehabilitation; and program management solutions. Throughout his 30 plus years of experience in the construction and development field, Dr. Ahn has managed many major projects, including public infrastructure projects in the state of California and Hawaii. Dr. Ahn earned his Bachelor of Science degree from Seoul National University in Seoul, Korea and Doctorate degree in Civil Engineering from Washington University in St. Louis, Missouri.
Haeyoung Cho. Ms. Cho was the President and Chief Executive Officer of the Company and the Bank from October 2011 until her retirement in December 2017. She also served as President and Chief Operating Officer from May 2010 to September 2011, Executive Vice President and Chief Operating Officer of the Bank from January 2006 to April 2010, and Executive Vice President and Chief Portfolio Officer of the Bank from September 2003 to December 2005. Ms. Cho is one of the founding executives of the Bank and played an instrumental role in successfully navigating the institution through the financial crisis and growing the Bank into an institution with over a billion dollars in assets. Ms. Cho earned her Bachelor of Arts degree in business administration from Duksung University in Seoul, Korea and a Master of Business Administration degree from University of Phoenix. Ms. Cho also attended the Graduate School of Banking at Colorado in Denver, Colorado. Ms. Cho began her banking career in 1983 at one of the original Korean-American banks that has since merged into Hanmi Bank and brings over 36 years of Korean-American community banking experience to the Board.

Sang Young Lee. Mr. Lee is one of the founding board members of the Bank and the current Chairman of the Board of Directors of the Company and the Bank. Mr. Lee is the President and Chief Executive Officer of Lee’s Gold & Diamond Import, Inc. since 1988. Founded in 1988, Lee’s Gold & Diamond Import, Inc. specializes in wholesale distribution of various jewelry products in the greater Los Angeles area. Mr. Lee provides the Board with extensive insight into the trade industry and also possesses the business acumen and knowledge of the economic environment in that industry which is a tremendous asset to the board. Mr. Lee also previously served as the Chairman of the Board of Directors of the Company and the Bank from 2009 to 2012. Mr. Lee earned his Bachelor of Arts degree in law from Han Yang University and a Master of Business Administration degree in International Trade from Korea University in Seoul, Korea.
Hong Kyun “Daniel” Park. Mr. Park began serving as a board member of both the Company and the Bank in 2015. He is a Certified Public Accountant and a managing partner of KNP, LLP, a greater Los Angeles-based accounting firm where he serves both international and domestic middle market companies since April 2017. Prior to that, Mr. Park was a partner of CKP, LLP from 2012 to 2017. Mr. Park brings over 30 years of business and accounting experience to the board, having previously served with such prestigious accounting firms as Ernst & Young, Arthur Andersen, PwC, Deloitte & Touche, and also served as the Chief Financial Officer of several private companies. Mr. Park’s in-depth knowledge of accounting principles and auditing standards generally accepted in the U.S., as well as his valuable prospective on various industries is a tremendous asset to the board. Mr. Park is currently a member of AICPA and the California CPA Society. He has also served over 10 years on the Board of Governors at City Club Los Angeles. Mr. Park earned his Bachelor of Arts degree in Economics and Business from University of California at Los Angeles.
Don Rhee. Mr. Rhee began serving as a director of the Company in 2015. Mr. Rhee founded Active USA, Inc., a Los Angeles-based apparel manufacturer in 1988, and currently serves as the President and Chief Executive Officer. Mr. Rhee is a prominent leader in the Korean-American apparel business owners’ community, becoming the President of San Pedro Fashion Mart Association in 2013 and Chief Executive Officer of The World Korean Business Convention in 2015. Mr. Rhee was a director at Saehan Bancorp from 1999 to 2011. Saehan Bancorp merged into a bank that eventually became part of Bank of Hope. Mr. Rhee has extensive experience in the apparel manufacturing industry and a deep understanding of commercial customers’ banking needs. Mr. Rhee earned his Bachelor of Science in Architecture and an honorary Doctorate in business administration from Yeungnam University in Korea.
Suk Won Youn. Mr. Youn has served as a member of the Board of Directors of the Bank since 2005 and the Company since its formation in 2007. He also served as the Chairman of both the Company and the Bank from 2012 to 2014. Mr. Youn is the founder, President and Chief Executive Officer of Unique Spectronix, Inc. (“Unique Spectronix”), an Irvine, California-based company. Founded in 1983, Unique Spectronix facilitates research and development, sourcing, procurement and liaison services for appliance conglomerates headquartered in Korea as well as appliance original equipment manufacturings in the U.S. Mr. Youn also serves as the Chief Financial Officer of Kkottongnae, a worldwide Catholic Charitable Organization, which attends to the needs and hopes of the abandoned and neglected of society. Mr. Youn conducted various fundraisers that eventually led to the launching of additional Kkottongnae facilities in various locations, including Lynwood and Temecula; California, Jersey City; New Jersey, Atlanta; Georgia, Toronto; Canada and Haiti. Mr. Youn was a student of the Hankuk University of Foreign Studies in 1966 and in 2009 was awarded the Global Award by the Alumni Association. Mr. Youn was a member of the inaugural class of Los Angeles Executive Master of Business Administration of Hankuk University of Foreign Studies and served as its first Chairman in 2008. Mr. Youn provides the Board with invaluable guidance and leadership in the areas of business and financial strategies with his vast knowledge of domestic and international commerce. He also possesses significant insight into the local business and philanthropic community where the Bank operates.
Henry Kim. Mr. Kim, who was promoted to President and Chief Executive Officer in January 2018, has served as an executive officer of the Bank since its formation in 2003. He is a member of the Company’s and the Bank’s Boards of Directors. During his 16-plus years with the Bank, Mr. Kim has held the positions of Chief Credit Officer, Chief Operating Officer and Corporate Secretary of the Bank from 2003 to 2017, and Corporate Secretary of the Company from 2007 to 2017. While serving as the Bank’s Chief Operating Officer, Mr. Kim spearheaded initiatives that have resulted in our total assets increasing from $894.0 million at December 31, 2014 to $1.70 billion at December 31, 2018, our equity increasing from $86.4 million to $210.3 million over that same time period, the expansion of our branch network in Southern California and into the greater New York City metropolitan market and the establishment and expansion of our extensive loan production office network in eight different states.

Compensation of Directors
The following table sets forth information regarding 2018 compensation for each of our non-employee directors and the two Bank directors that do not serve on the Company’s board.

Name	Fees Earned and Paid in Cash (1)	Option Awards	All Other Compensation (2)	Total
Kwang Jin Chung (3)	$54,000	$—	$87,672	$141,672
Kijun Ahn	57,000	—	31,622	88,622
Haeyoung Cho	55,000	—	202,057	257,057
Sang Young Lee, Chairman	72,000	—	22,003	94,003
Hong Kyun ”Daniel” Park	60,000	—	31,622	91,622
Don Rhee	36,000	—	22,003	58,003
Suk Won Youn	36,000	—	22,003	58,003
Daniel Cho (Bank Director)	54,000	—	31,622	85,622
Sarah Jun (Bank Director)	60,000	—	22,003	82,003

(1)	Amounts shown include payment of board membership retainer fees for the Company and the Bank board meetings, committee membership fees and specific purpose committee membership fees.

(2)
All Other Compensation reflects health insurance benefits, except for a severance payment of $67,500 paid to Director Kwang Jin Chung and a retirement package of $191,542 paid to Haeyoung Cho for her retirement from President and Chief Executive Officer of the Company.

(3)
Mr. Chung, one of the founding board members of the Bank, passed away on November 30, 2018 and the Board of Directors determined not to fill his board seat and re-set the board size to seven (7) directors by way of resolution.

Non-executive director fees for 2018 were based upon fees for service on the Company and the Bank Boards of Directors. Non-executive directors of the Bank are paid a monthly retainer of $4,500, while the Chairman of the Bank’s Board of Directors is paid a monthly retainer of $6,000. In addition, non-executive directors of the Bank that also serve on the director’s loan committee are paid an additional monthly retainer of $500. The two members of the Company’s Board of Directors who do not also serve on the Bank’s Board of Directors (Directors Rhee and Youn) are paid a monthly retainer of $3,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
DIRECTORS NOMINATED FOR RE-ELECTION IN PROPOSAL ONE.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, oversees the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.”
Director Qualifications
We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all the Company director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity of professional disciplines and backgrounds, skill-sets, specific business background and global or international experience in the context of our needs and those of the Board of Directors.
Director Independence
Our common stock is currently listed on the Nasdaq Global Select Market and, as a result, we are required to comply with the rules of Nasdaq with respect to the independence of directors who serve on our Board of Directors and its committees. Under the rules of Nasdaq, independent directors must comprise a majority of our Board of Directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board of Directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our Board of Directors has affirmatively determined that five of the seven directors qualify as independent directors: Kijun Ahn, Sang Young Lee, Suk Won Youn, Hong Kyun “Daniel” Park, and Don Rhee. Haeyoung Cho and Henry Kim do not qualify as independent directors because each individual is an executive officer of the Company and/or the Bank, or has served in such capacity within the three year look-back period.
In addition, our corporate governance guidelines require that the positions of the Chairman of the Board of Directors and the Chief Executive Officer of the Company be held by different individuals and that the Chairman satisfy the requirements for an independent director under the Nasdaq rules.
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct, which became effective September 22, 2016, and undergoes periodic review and revision. This code applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, the Company. Our Code of Ethics and Business Conduct is available on our website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an employee of ours, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respects to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under Item 404 of Regulations S-K concerning related party transactions.

Risk Management and Oversight
Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee is responsible for overseeing the management of risks associated with, among other things, related party transactions, internal controls and financial reporting. Our Nominating and Governance Committee oversees risks related to the nominees for election as directors as well as candidates for senior management positions, the functioning of our standing committees, and the compliance with our corporate governance guidelines. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.
Board Meetings and Committees
Meetings and Attendance
Directors are expected to attend all Board meetings, all meetings of committees on which they serve, and the annual shareholders’ meeting. There were five (5) regular meetings and four (4) special meetings of the Board of Directors of the Company during the fiscal year ended December 31, 2018. Each director standing for re-election to the Board attended at least 78% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served. All current directors attended our 2018 annual shareholders’ meeting.
Shareholder Communications with the Board
Given the Company’s relatively small number of shareholders and infrequency of communication from shareholders to the Board, there is currently no formal process for shareholders to send communications directly to the Board. However, any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Pacific City Financial Corporation, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.
Board Committees
Our Board of Directors currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee is comprised solely of directors that meet the definition of “independent director” under the Nasdaq rules, and each member of the audit committee is independent under applicable SEC rules. Each of the committees of the Board of Directors meets at such times as determined to be necessary.
Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws. We are not considered a “controlled company” within the meaning of the corporate governance standards of Nasdaq.
Audit Committee
Our Audit Committee currently consists of Hong Kyun “Daniel” Park (Chairperson), Kijun Ahn, and Sang Young Lee. Our Board of Directors has affirmatively determined that each member of the Audit Committee also satisfies the additional independence standards under the Nasdaq rules and applicable SEC rules for audit committee service and has the ability to read and understand fundamental financial statements. In addition, our Board has determined that Hong Kyun “Daniel” Park qualifies as an “audit committee financial expert,” as that term is defined under the applicable SEC rules.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. As described in its charter, our Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

•	reviewing the independence of our independent auditors;

•
reviewing actions by management on recommendations of the independent auditors and internal auditors; meeting with management, the internal auditors and the independent auditors to review the effectiveness;

•	our system of internal control and internal audit procedures and results;

•	reviewing earnings releases, financial statements and reports to be filed with the SEC or otherwise;

•	reviewing and approving transactions for potential conflicts of interest under our Code of Ethics and Business Conduct; and

•	preparing an audit committee report and handling other such matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
The committee held eight (8) meetings during the fiscal year ended December 31, 2018.
Nominating and Governance Committee
Our Nominating and Governance Committee currently consists of Sang Young Lee (Chairperson), Kijun Ahn, Don Rhee and Suk Won Youn. Each of the members of the Nominating and Governance Committee is “independent” as defined by our policy and Nasdaq rules. The Nominating and Governance Committee held two (2) meetings during the fiscal year ended December 31, 2018.
Our Nominating and Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. Our Nominating and Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board of Directors as nominees for election as directors or to fill any vacancies on our Board of Directors;

•	assisting our Board of Directors with identifying, reviewing, and recommending individuals qualified to fill senior management positions at both the Company and the Bank levels;

•	monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;

•	conducting annual performance evaluations of the Board, including through requests and comments from all directors of the Board;

•
developing, reviewing and monitoring compliance with our corporate governance guidelines, requirements of applicable laws, regulations, the Nasdaq rules, the Sarbanes-Oxley Act, and other federal banking laws;

•	reviewing annually the composition of our Board of Directors and committees as a whole and making recommendations on the qualifications, independence, structure, and reporting of the same;

•	reviewing Company’s shareholder proposals properly submitted, including any proposed amendments to our articles of incorporation or bylaws; and

•	handling such other matters that are specifically delegated to the Nominating and Governance Committee by our Board of Directors from time to time.
Compensation Committee
Our Compensation Committee currently consists of Kijun Ahn (Chairperson), Sang Young Lee and Don Rhee. The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2018. Each of the Directors serving on the Compensation Committee has been determined by the Board of Directors to be “independent” as such term is defined by Rule 5605(a)(2) of the Nasdaq’s current listing rules.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. As described in its charter, our Compensation Committee has responsibility for, among other things:

•
reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	determining the annual compensation of our Chief Executive Officer;

•
establishing subjective and objective criteria to serve as the basis for other executive officers’ compensation and reviewing the compensation decisions made by our Chief Executive Officer with respect to our other named executive officers;

•	reviewing the talent development and executive succession planning process with our Chief Executive Officer;

•
overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;

•	preparing the Compensation Committee report required by the SEC rules to be included in our annual report; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
Board Committee Charters
The Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.”
Board Leadership Structure
It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
As of March 29, 2019, and based upon filings with the SEC, EJF Capital LLC reported holding 1,231,646 shares, which represented 7.7% of the Company’s shares then outstanding. The foregoing entity was the only shareholder known to the Company to own beneficially more than 5% of the Company’s common stock except for Chairman Sang Young Lee. The ownership of Mr. Lee is set forth in the Security Ownership of Management table below.
Security Ownership of Management
The following table sets forth information as of March 29, 2019, concerning beneficial ownership of our common stock as of the record date owned by the Company’s directors, nominee for director, the current executive officers(1) and all directors, nominee and executive officers as a group. Beneficial ownership includes shared voting or dispositive power and options that are currently exercisable or exercisable within 60 days. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. Each director has furnished to us information with respect to beneficial ownership of common stock.

Name, Address of Beneficial Owner, and Relationship with Company (2)	Amount and Nature of Beneficial Ownership (3)		Percent of Class
Kijun Ahn, Director	131,986	(4)	**
Haeyoung Cho, Director	238,524	(5)	1.48%
Sang Young Lee, Chairman of the Board	1,521,770	(6)	9.50%
Hong Kyun “Daniel” Park, Director	14,520	(7)	**
Don Rhee, Director	637,085	(8)	3.98%
Suk Won Youn, Director	630,509	(9)	3.93%
Daniel Cho, Bank Director	27,000	(10)	**
Sarah Jun, Bank Director	281,048	(11)	1.75%
Henry Kim, President, Chief Executive Officer and Director	187,633	(12)	1.17%
Timothy Chang, Executive Vice President and Chief Financial Officer	50,905	(13)	**
Andrew Chung, Executive Vice President and Chief Risk Officer	—		**
Brian Bang, Senior Vice President and Chief Credit Officer	22,006	(14)	**
All directors and executive officers combined (As a group of 12)	3,742,986		23.00%

**	Represents less than 1% of outstanding.

(1)
As used throughout, the term “executive officers” means the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Risk Officer, and the Senior Vice President and Chief Credit Officer. The Chairman of the Board and our other officers are not treated as executive officers.

(2)	Unless otherwise indicated, the address for all persons listed is c/o Pacific City Bank, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.

(3)
The table includes all shares beneficially owned on March 29, 2019, whether directly or indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares, including through the exercise of stock options, as to which beneficial ownership may be acquired within 60 days of March 29, 2019. The options are described in more detail in “Executive Compensation,” below.

(4)	Includes 88,731 shares held jointly by him and his spouse, 16,129 shares held by his children, and 27,126 stock options exercisable.

(5)	Includes 128,478 shares held by her trust, 20,983 shares held by her IRA, and 89,063 stock options exercisable.

(6)	Includes 1,082,978 shares held by his family trust, 416,016 shares held by Lee’s Gold and Diamond Import, Inc., and 22,776 shares held individually.

(7)	Includes 14,520 shares held individually.

(8)	Includes 312,000 shares held by his family trust, 310,565 shares held by Rhee Family Venture LLC where his spouse is a president, 9,680 shares held individually, and 4,840 stock options exercisable.

(9)	Includes 334,763 shares held by his family trust, 162,354 shares held by his IRA, 114,015 shares held by his spouse’s IRA, and 19,377 stock options exercisable.

(10)	Includes 23,000 shares held by his family trust and 4,000 stock options exercisable.

(11)	Includes 177,465 shares held individually, 78,132 shares held by her spouse, 10,000 shares held by her son, 931 shares held by her IRA, and 14,520 stock options exercisable.

(12)	Includes 60,434 shares held jointly by him and his spouse, 39,930 shares held individually, 22,285 shares held by his IRA, 19,813 shares held by his spouse's IRA, and 45,171 stock options exercisable.

(13)	Includes 7,500 shares held individually and 43,405 stock options exercisable.

(14)	Includes 9,067 shares held individually and 12,939 stock options exercisable.

EXECUTIVE COMPENSATION
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.” We have chosen to include compensation information for a fourth senior executive officer.
The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, and as a result of our becoming a publicly traded company, the compensation program following this offering could vary from our historical practices.
Executive Officers
Our named executive officers for 2019 are:

Name	Age	Position
Henry Kim	52	President and Chief Executive Officer
Timothy Chang	50	Executive Vice President and Chief Financial Officer
Andrew Chung	56	Executive Vice President and Chief Risk Officer
Brian Bang	44	Senior Vice President and Chief Credit Officer of the Bank

The business experience of each of the executives who are not otherwise directors of the Company is set forth below.
Timothy Chang. Mr. Chang serves as the Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank. Mr. Chang has served as the Chief Financial Officer of the Company and the Bank since he joined us in 2010. In this role, he oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. Mr. Chang has over 19 years of commercial banking experience. Prior to joining us, Mr. Chang served as the Executive Vice President and Chief Financial Officer of Mirae Bank, the Senior Vice President and Chief Planning Officer of Hanmi Bank, and the Senior Vice President, Chief Financial Officer and Treasurer of Nara Bank. Mr. Chang is a Certified Public Accountant (inactive) and earned his Bachelor of Art degree in Economics from University of California, Los Angeles.
Andrew Chung. Mr. Chung was appointed as the Executive Vice President and Chief Risk Officer of the Bank in April 2018. He has over 25 years of experience in banking and financial services. Prior to joining the Bank, he served as the Executive Vice President and Chief Financial Officer of Uniti Financial Corporation and Uniti Bank from November 2013 to April 2018, the Senior Vice President and Controller of Wilshire Bank from July 2011 to October 2013, and the Senior Vice President and Chief Financial Officer of the Bank from October 2005 to April 2010. Mr. Chung is a Certified Public Accountant (inactive) and earned his Master of Business Administration degree from Marshall School of Business, University of Southern California and Bachelor of Science degree in Business Administration from California State University, Los Angeles.
Brian Bang. Mr. Bang serves as the Senior Vice President and Chief Credit Officer of the Bank. He joined the Bank in 2005 and served as the Senior Vice President & Deputy Chief Credit Officer since 2014 before assuming his current role in January 2018. Prior to 2014, Mr. Bang served as Senior Loan Officer and Credit Administration Manager. Mr. Bang also held loan officer positions in other Korean-American banks in Southern California. He has extensive experience in community banking as commercial, consumer, SBA lender and credit administrator. Mr. Bang received his Bachelor of Art degree in Business Administration from California State University, Fullerton. He also graduated from Pacific Coast Banking School, in partnership with the Graduate School of Business at the University of Washington.

Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned for the fiscal years ended December 31, 2018 and 2017 for each of our named executive officers. All compensation is paid by the Bank.

Name	Year	Base Salary	Short Term Cash Incentive	Equity Award (1)	All Other Compensation(2)	Total
Henry Kim (3)	2018	$348,221	$229,167	$286,545	$51,669	$915,602
	2017	255,485	221,459	—	35,893	512,837
Timothy Chang	2018	217,703	123,597	—	32,939	374,239
	2017	201,286	116,906	—	31,124	349,316
Andrew Chung (4)	2018	141,923	17,083	120,400	15,066	294,472
Brian Bang	2018	149,423	37,500	—	18,697	205,620
	2017	117,117	32,000	—	11,430	160,547

(1)
The amounts set forth in the “Equity Awards” column reflect the aggregate grant date fair value of option awards for the year ended December 31, 2018 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the option award amounts are set forth in Note 11 to our consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018.

(2)	“All Other Compensation” for the named executive officers during the fiscal years ended December 31, 2018 and 2017 is summarized below.

Name	Year	Auto Allowance	Company 401(k) Match (i)	Cellphone Reimbursement	Club Dues	Total “All Other Compensation”
Henry Kim	2018	$18,089	$16,556	$1,183	$15,841	$51,669
	2017	15,766	15,329	1,128	3,670	35,893
Timothy Chang	2018	18,677	13,062	1,200	—	32,939
	2017	17,847	12,077	1,200	—	31,124
Andrew Chung	2018	8,308	6,150	608	—	15,066
Brian Bang	2018	10,800	6,577	1,320	—	18,697
	2017	10,800	—	630	—	11,430

(i) Amount reflects Company matching contribution under the 401(k) Plan.

(3)
Henry Kim was promoted to President and Chief Executive Officer effective January 1, 2018. Prior to that date, Mr. Kim served as Senior Executive Vice President, Chief Credit Officer, and Chief Operating Officer of the Bank.

(4)	Andrew Chung was appointed as Executive Vice President and Chief Risk Officer in April 2018.

Narrative Discussion of Compensation
General
We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits. Our Compensation Committee believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.
Base Salary
The Compensation Committee reviews and approves base salaries of our named executive officers and sets the compensation of our Chief Executive Officer. Base salary is the fixed portion of cash compensation and is intended to reward the day-to-day aspects of an executive’s roles and responsibilities. Our executives’ annual salaries originally are set at the time they were first hired. The initial salaries were established by taking into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and past job performance. The Compensation Committee also retains independent consultants as it deems appropriate to advise on executive and employee compensation matters. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility. Our President and Chief Executive Officer is the only executive officer who has an employment agreement with the Company. All other executive officers are employed at-will.
Short Term Cash Incentive
Short term cash incentives in the form of annual cash bonuses are approved by the Compensation Committee and our Board of Directors annually. Generally, the Compensation Committee and our Board of Directors review performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our executive officers. The annual short-term cash incentive payable to our President and Chief Executive Officer is provided for in his employment agreement and is equal to the lesser of 1.5% of pre-tax profit for that year or his then current base salary, plus discretionary bonuses to be determined by the Board of Directors, if any. There are no agreements controlling the participation of our other named executive officers in the annual cash bonus pool and bonuses are subject to board discretion.
Equity Awards
Equity awards, such as stock options and restricted stock, are the third key component of our executive officers’ total compensation. The Board of Directors believe that employee stock ownership is a significant incentive for our executive officers to build shareholders wealth, thereby aligning the interests of employees and shareholders. The Board of Directors also believes that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of the Company’s long-term success. This is also an important tool in retaining executive officers.
Benefits
401(k) Plan. The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees (including those of our subsidiaries). The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2018, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer between 1% and 100% of their compensation to the 401(k) Plan, up to the applicable Internal Revenue Service limit. We currently match, dollar for dollar, 75% of the first 8% of an employee’s contribution to the 401(k) Plan. Our match is contributed in the form of cash and is invested according to the employee’s current investment allocation.
Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees.
Perquisites. We pay monthly dues and assessments for country club memberships for the CEO which he uses primarily to entertain current and prospective customers. Our named executive officers also receive a auto allowance. We do not provide any other perquisites to our other named executive officers.

Employment Agreements
The Bank has entered into a written employment agreement with its President and Chief Executive Officer, Henry Kim. The provisions of his agreement are summarized below.
On January 1, 2018, Mr. Kim was appointed President and Chief Executive Officer after serving as the Bank’s Chief Credit Officer and Chief Operating Officer for the prior 14 years. Under the written employment agreement entered with the Company and the Bank, Mr. Kim’s employment shall continue for 4 years from January 1, 2018 through December 31, 2021, unless sooner terminated. Based on this employment agreement, Mr. Kim is entitled to receive an annual base salary of $350,000. Mr. Kim’s agreement also calls for an annual incentive bonus equal to the lesser of 1.5% of pre-tax profit for that year or his then current base salary. In addition, Mr. Kim is eligible for discretionary bonuses to be determined by the Board of Directors, if any. The annual base salary shall be reviewed at least annually by the Board of Directors or the Compensation Committee, and shall be adjusted based upon job performance and the Bank’s financial condition and performance provided, however, that in no event shall the annual base salary be less than the amount specified above and such adjustments, if any, shall be in the sole discretion of the Board of Directors.
Mr. Kim’s current employment agreement entitles him to participate in any retirement, profit-sharing, salary deferral and other similar plans at such time as the Bank offers these benefits to its employees and to receive certain compensation in the event his employment is terminated, with certain benefits payable upon severance under specific circumstances. Mr. Kim is also entitled to the use of a company car or an auto allowance. Mr. Kim’s employment agreement also provides for a lump sum payment of compensation at his base salary then in effect equal to the remaining term of his contract if he is terminated without cause or “resigns for good reason” following a “change in control” of the Bank and the Company. Absent a “change in control” of the Bank and the Company, termination without cause entitles Mr. Kim to a lump sum payment equal to the remaining term of his contract, not to exceed six months’ salary.
For purposes of Mr. Kim’s employment agreement, the following terms are defined as follows:
“Cause” means: (i) Executive’s personal dishonesty, incompetence or willful misconduct; (ii) Executive commits an act or acts or an omission to act which constitutes: (a) a willful breach of duty in the course of executive’s employment; (b) a habitual neglect of duty; (c) a willful violation of any applicable banking law or regulation; or (d) a willful violation of any policy, procedure, practice, method of operation or specific mode of conduct established by the board or as set forth in the Bank’s employee manual, if any; (iii) executive engages in activity which, in the opinion of the board, could materially adversely affect Bank’s or Company’s reputation in the community or which evidences the lack of executive’s fitness or ability to perform executive’s duties as determined by the board, in good faith; or (iv) executive commits any act or acts or an omission to act which would cause termination of coverage under the Bank’s bankers blanket bond as to executive or as to Bank as a whole or any act, which would give rise to a colorable claim by the Bank under its Bankers Blanket Bond as determined by the Board in good faith.
“Change in Control” means a change, in control of the Bank or Company of a nature that would be required to be the subject of prior approval by (A) the Federal Reserve Board pursuant to the Bank Holding Bank Act of 1956, as amended, (B) the Federal Deposit Insurance Corporation under the Change In Bank Control Act, (C) the appropriate federal bank regulatory agency under the Bank Merger Act or (D) the California Department of Financial Institutions pursuant to provisions of the California Financial Code; provided, that without limitation, and without consideration of regulatory exemptions from prior approval, such a Change in Control will be deemed to have occurred if and when any of the following occur: (i) there is a transfer, voluntarily or by hostile takeover or proxy contest, operation of law or otherwise, of control of the Bank or Company, (ii) individuals, who were members of the board of the Bank or Company immediately prior to a meeting of the shareholders of the Bank or Company, as the case may be, which meeting involved a contest for the election of directors, do not constitute a majority of the Board of the Bank or Company, as the case may be, following such election or meeting, (iii) an acquisition, directly or indirectly, of more than 25% of the outstanding shares of any class of voting securities of the Bank or Company by any Person, (iv) a merger (in which the Bank or Company is not the surviving entity), consolidation or sale of all, or substantially all, of the assets of the Bank or Company, or (v) there is a change, during any period of two consecutive years, of a majority of the Board of the Bank or Company as constituted as of the beginning of such period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period. For purposes of this definition, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Bank or any employee benefit plan(s) sponsored by the Bank.

“Good Reason” means the termination by executive of executive’s employment for based on: (i) an adverse change in executive’s status or position(s) as an executive officer of the Bank or Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in executive’s status or position as a result of a material diminution in executive’s duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Bank or Company is no longer publicly owned) or the assignment to executive of any duties or responsibilities which, in executive’s reasonable judgment, are inconsistent with such status or position(s), or any removal of executive from or any failure to reappoint or reelect executive to such position(s) (except in connection with the termination of executive’s employment for cause, disability or retirement or as a result of executive’s death or by executive other than for Good Reason); (ii) a reduction by the Bank or Company in executive’s base salary as in effect immediately prior to the Change in Control; (iii) the failure by the Bank or Company to continue in effect any executive compensation plan in which executive is participating at the time of the Change in Control of the Bank or Company (or a comparable plan) other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Bank or Company which would adversely affect Executive’s continued participation in any of such plans on at least as favorable a basis to executive as is the case on the date of the Change in Control or which would materially reduce executive’s benefits in the future under any of such Plans or deprive executive of any material benefit under any plan enjoyed by executive at the time of the Change in Control; (iv) the failure by the Bank or Company to provide and credit Executive with the number of paid vacation days to which executive is then entitled in accordance with the Bank’s or Company’s normal vacation policy as in effect immediately prior to the Change in Control; (v) the Bank’s or Company’s requiring Executive to be based at an office that is greater than 25 miles from where executive’s office is located immediately prior to the Change in Control except for required travel on the Bank’s or Company’s business to an extent substantially consistent with the business travel obligations which executive undertook on behalf of the Bank or Company prior to the Change in Control; or (vi) the failure by the Bank or Company to obtain from any successor the assent to continue executive’s existing employment agreement.
Mr. Kim was granted 50,000 shares of stock options on January 2, 2018 with an exercise price of $14.75 under the Company’s 2013 Equity Based Compensation Plan, which vest equally over four years. In accordance with the standard practice of the Company, the exercise price for such stock options was determined by the closing price of the shares of common stock of the Company on the OTC Pink Market on the day of the grant.

Equity Compensation Plans
Equity based incentive awards are currently made though our 2013 Equity Based Compensation Plan (the “2013 Equity Plan”), which replaced our 2003 Stock Option Plan (the “2003 Equity Plan”). As of the effective date of the 2013 Equity Plan, no further awards were granted under the 2003 Equity Plan. However, any previously outstanding option award granted under the 2003 Equity Plan remains subject to the terms of such plan until the time it is no longer outstanding.
2003 Stock Option Plan
As part of the formation of the Company as a bank holding company, it assumed the 2003 Equity Plan pursuant to which incentive stock options were granted to selected employees and non-qualified stock options granted to directors and selected key salaried employees. Options granted under the 2003 Equity Plan were either incentive options or non-qualified stock options. Upon adoption of the 2013 Equity Plan, discussed below, no further grants were made from the 2003 Equity Plan.
2013 Equity Based Compensation Plan
The 2013 Equity Plan was adopted by our board on July 25, 2013 and approved at the 2013 shareholder’s meeting held on July 25, 2013 to replace the 2003 stock option plan, which expired on September 16, 2013. Upon the 2013 Equity Plan’s formation, there were 1,341,206 options subject to the 2013 Equity Plan. Under the original terms of the 2013 Equity Plan, the number of shares available for issuance was to be adjusted to be 10% of the then issued and outstanding common stock on each June 30 during the term of the 2013 Equity Plan. The Board of Directors amended the 2013 Equity Plan to eliminate this feature and fixed the number of shares that remained available under the 2013 Equity Plan at 631,853 at January 25, 2018.
The 2013 Equity Plan provides for grants of the stock options and shares of restricted stock. The 2013 Equity Plan is administered by the Compensation Committee. Grants of stock options may be either of incentive stock options or non-qualified options. A stock option is a privilege granted to plan participants to purchase stock from the Company on a future date at the fair market value of the stock when the stock option was granted. Incentive stock options are subject to certain limitations not applicable to non-qualified options. The exercise price of all stock options may not be less than the fair market value of the Company’s common stock on the date of grant. The aggregate fair market value (determined at the date of grant) of the stock subject to all incentive stock options held by an optionee that vest in any single calendar year cannot exceed $100,000. Except in limited circumstances, neither the Board of Directors nor the Compensation Committee may reduce the exercise price of any option granted under the 2013 Equity Plan. The Compensation Committee may grant one or more restricted stock awards to plan participants, and at the time of grant shall determine the consideration to be paid, if any, and the period over which the restrictions shall lapse. Restricted stock is stock granted to a plan participant which may not be traded or sold until its restrictions lapse. Should any restriction fail to lapse for any reason, the plan participant would forfeit the restricted stock. However, the restrictions may not lapse with respect to any restricted stock award over a period of less than six months. Unless otherwise provided in the applicable award agreement, an employee receiving a restricted stock award shall be entitled to cash dividend and voting rights for all restricted shares issued even though still subject to forfeiture, provided that such rights shall terminate immediately as to any restricted stock which cease to be eligible for vesting. Any award may include financial criteria or other performance measures that must be met in order for the award to vest and/or become exercisable. The Compensation Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee’s death, retirement or disability or under such circumstances as the Compensation Committee may determine.
The Compensation Committee has the authority to determine the effect of various events on awards granted under the 2013 Equity Plan. The Compensation Committee will determine the effect of the termination of employment on awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an award is vested or exercisable at the time of termination or thereafter. In the event of an extraordinary corporate transaction, such as a stock split or a stock dividend, the Compensation Committee may proportionately adjust the shares subject to the 2013 Equity Plan and outstanding awards as to the number or kind of shares to which they relate, the price payable upon the exercise of awards or the applicable performance standards or criteria. Upon the giving of notice of a change in control event, as defined in the 2013 Equity Plan, in which the Company is not the surviving Company, then all outstanding options become exercisable and all restricted stock award restrictions lapse, unless the Compensation Committee determines otherwise, in which event the Compensation Committee will make provision for continuation and, if required, assumption of the 2013 Equity Plan and outstanding awards or for the substitution of new awards therefor. The 2013 Equity Plan also provides for the issuance of substitute awards in the event the Company acquires another entity and the terms of the acquisition require issuance of substitute awards for existing equity compensation of the acquired Company.
In 2017, the Company granted 8,000 shares of incentive stock options to employees with the grant price of $13.75. The term of each option is 10 years, 60% to vest on the third anniversary date and 20% to vest on each of the following two anniversary dates. The Company granted 20,000 shares of non-qualified stock options to a Bank director with the grant price of $14.00. The term of option is 10 years, 20% to vest on each anniversary date.

In 2018, other than the 50,000 shares of stock options granted to our President and Chief Executive Officer discussed previously, the Company also granted 60,000 shares of incentive stock options to employees with the weighted-average grant price of $15.87. The term of each option is 10 years, 60% to vest on the third anniversary date and 20% to vest on each of the following two anniversary dates. The Company did not grant any shares of non-qualified stock options to directors in 2018.
As of March 29, 2019, there were a total of 877,394 stock options outstanding, no shares of restricted stock outstanding, and up to 586,576 shares remained available for grant under the 2013 Equity Plan.
U.S. Federal Income Tax Treatment. Under present U.S. federal income tax laws, awards granted under the 2013 Equity Plan generally should have the following tax consequences:
Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. The participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we will be entitled to a corresponding income tax deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was (without a break in service) an employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum income tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and we generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes and the participant has not filed an Internal Revenue Code Section 83(b) election to be taxed at the time of grant. Upon the later of delivery or vesting of shares subject to an award (or the filing of a Code Section 83(b) election), the participant generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting (or the filing of an Internal Revenue Code Section 83(b) election). In the case of stock awards settled in cash, the participant generally will realize taxable income at the time the cash is distributed and we will be entitled to a corresponding income tax deduction.

Withholding of Taxes. All distributions under the 2013 Equity Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the 2013 Equity Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations generally may be satisfied through cash payment by the participant, through the surrender of shares of our common stock that the participant already owns or through the surrender of shares of our common stock to which the participant is otherwise entitled under the 2013 Equity Plan.
Outstanding Equity Awards at Fiscal Year End
The following table provides information for each of our named executive officers regarding outstanding awards held by the officers as of December 31, 2018, as adjusted for stock splits. Market values are presented as of the end of 2018 (based on the assumed per share fair market value of our common stock of $15.65 on December 31, 2018).

	Option Awards
			Number of Securities Underlying Unexercised Options (1)
Name	Grant Date	Expiration Date	Exercisable	Unexercisable	Exercise Price	Intrinsic Value
Henry Kim	3/29/2013	3/29/2023	10,648	—	$4.51	$118,619
	10/28/2015	10/28/2025	32,671	21,780	$10.33	$289,679
	1/2/2018	1/2/2028	—	50,000	$14.75	$45,000
Timothy Chang	10/21/2011	10/21/2021	4,875	—	$3.38	$59,816
	3/29/2013	3/29/2023	17,749	—	$4.51	$197,724
	10/28/2015	10/28/2025	21,781	14,520	$10.33	$193,121
Andrew Chung	4/16/2018	4/16/2028	—	20,000	$15.15	$10,000
Brian Bang	2/23/2012	2/23/2022	312	—	$3.38	$3,828
	3/29/2013	3/29/2023	3,551	—	$4.51	$39,558
	10/28/2015	10/28/2025	9,076	6,050	$10.33	$80,470

(1)
All unexercised options are subject to vesting; 20% to vest on each anniversary of the date of grant for options granted on October 21, 2011, February 23, 2012 and March 29, 2013, 60% to vest on third anniversary date and 20% to vest on following anniversary dates for options granted on October 28, 2015, and 25% to vest on each anniversary date for options granted on January 2, 2018.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.
In determining whether to approve a related party transaction, the Audit Committee will consider, among other things, the following:

•	Whether the terms of the transaction are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the related person to the transaction;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and,

•	The interests of all related persons in the transaction.
The Company will only enter into a related party transaction if the Audit Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.
The Company did not have any transactions which exceed the lessor of $120,000, or 1% of the Company’s assets, with its directors or executive officers or any shareholder owning of record or beneficially 5% or more of our common stock, or their affiliates.
The Bank has had and expects in the future to have banking transactions in the ordinary course of its business with many of the Company’s and the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2018 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code. As of December 31, 2018, the Company had $2.4 million of such loans outstanding.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Upon the effectiveness of our registration statement on Form S-1 on August 9, 2018, for our recently completed initial public offering, our officers and directors filed their initial reports and they have also filed statements of changes in beneficial ownership for subsequent changes from the effective date required by Section 16(a).

PROPOSAL NO. 2
APPROVAL OF COMPANY NAME CHANGE
On March 28, 2019, the Board unanimously approved an amendment to our Articles of Incorporation, as amended, to change our corporate name from “Pacific City Financial Corporation” to “PCB Bancorp.” The Board believes it is in the Company’s and our shareholders best interests to effect the name change and recommends to our shareholders the approval and adoption of the name change amendment.
Reason for the Amendment
The Company’s name change is intended to align the name of the Company with its trading symbol for its common stock. In addition, the Board of Directors believes this change will simplify corporate communications while still maintaining the Company’s core branding.
Effects of the Amendment
The Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article One of our Articles of Incorporation, as amended, and recommends that the shareholders approve such amendment. The resolutions also provide that the amendment be submitted to the shareholders entitled to vote on it for consideration at the Annual Meeting in accordance with the California Corporations Code. The following is the text of the proposed amendment to Article One of our Articles of Incorporation, as amended:
“The name of this corporation is: PCB Bancorp”
If approved, the amendment to our Articles of Incorporation, as amended, will become effective upon the filing of the amendment with the California Secretary of State, which will occur as soon as reasonably practicable following the Annual Meeting.
If the name change amendment becomes effective, the rights of shareholders holding certificated shares and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Any new stock certificates that are issued after the name change becomes effective will bear the name “PCB Bancorp.”
If the name change amendment is not approved by the shareholders, the proposed amendment to our Articles of Incorporation, as amended, will not be made and the Company’s name will remain unchanged.
Vote Required
Approval of an amendment to our Articles of Incorporation, as amended, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Abstentions and shares not voted will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL NO. 3
ELIMINATION OF CUMULATIVE VOTING
On March 28, 2019, the Board unanimously approved an amendment to our Bylaws, as amended, to eliminate cumulative voting in the election of directors. The Board believes it is in the Company’s and our shareholders best interests to eliminate cumulative voting and recommends to our shareholders the approval and adoption of the proposed Bylaw amendment.
Reason for the Amendment
The Board has determined that it is in the best interests of the Company and its shareholders to eliminate cumulative voting in all director elections for the following reasons:

•
Disproportionate Influence. Cumulative voting permits a minority of shareholders, or one shareholder holding a minority of shares, to guarantee the election of a director nominee proposed by such shareholder or shareholders, even if a significant majority of the shareholders would be opposed to the election of such director. This provides the minority with disproportionate influence in director elections and could facilitate the advancement of special interests of a minority of shareholders at the expense of the general interests of all shareholders. Our Board believes that each director should represent the interests of all shareholders.

•
Annual Elections. The Company’s directors are elected annually. When cumulative voting is coupled with the annual election of directors, the potential for a minority shareholder to take disruptive actions in opposition to the wishes of the holders of a majority of the shares voting is heightened (as compared to corporations with staggered boards).

•	Prevailing Practice. A system of one vote per share for each director nominee is the prevailing election standard among U.S. public companies.

•
Potential for Confusion. The administration of a director election when cumulative voting is in effect is complicated in practice and carries significant potential for confusion and delay. The Board would prefer the relative simplicity of a plurality voting standard for director elections.

Effects of the Amendment
The Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article II, Section 2.8 of our Bylaws, as amended, and recommends that the shareholders approve such amendment to our Bylaws. The resolutions also provide that the amendment be submitted to the shareholders entitled to vote on it for consideration at the Annual Meeting in accordance with the California Corporations Code. The following is the text of the proposed amended and restated Article II, Section 2.8 of our Bylaws:
“2.8     Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. The shareholders may not cumulate votes in connection with the election of directors. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.”
If approved, the amendment to our Bylaws, as amended, will become effective immediately. If the elimination of cumulative voting is not approved by the shareholders, the proposed amendment to our Bylaws, as amended, will not be made and shareholders will retain the ability to demand cumulative voting in connection with the election of directors.

Vote Required
Approval of the proposed amendment to our Bylaws, as amended, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Abstentions and shares not voted will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL NO. 4
INDEPENDENT PUBLIC ACCOUNTANTS
We are asking shareholders to ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Crowe served as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Crowe advised the Company that Crowe has no direct or indirect financial interest in either the Company or the Bank. The services rendered by Crowe during the fiscal year ended December 31, 2018 were audit services and preparation of corporation income tax return. The Audit Committee approved each professional service rendered by Crowe during the fiscal year ended December 31, 2018.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters. It meets with the Bank’s and the Company’s internal auditors and the independent auditors to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control and disclosure functions. After reviewing the independent auditor’s qualifications, partner rotation and independence, the Audit Committee also makes an annual decision regarding selection of the independent auditors. In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning recommendations and required corrective action.
The Audit Committee reports regularly to the Boards of Directors of the Bank and the Company and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate and necessary to perform its duties.
In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.
In connection with the December 31, 2018 financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management and the independent auditors; (ii) discussed the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”; and (iii) received and discussed with the independent auditors the matters required by PCAOB requirements. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
Respectfully Submitted,

/s/ Hong Kyun “Daniel” Park	/s/ Kijun Ahn	/s/ Don Rhee
Hong Kyun “Daniel” Park (Chairperson)	Kijun Ahn	Don Rhee

Independent Auditor Fees
The following table sets forth information regarding the aggregate fees incurred for professional services rendered by Crowe for the fiscal year ended December 31, 2018 and 2017:

($ in thousands)	2018	2017
Audit Fees (1)	$334,937	$207,900
Audit Related Fees (2)	310,000	28,918
Tax Fees (3)	54,383	46,200
Total	$699,320	$283,018

(1)	Includes fees incurred for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2018 and 2017.

(2)	Includes fees incurred for the Form S-1 registration statement procedures.

(3)	Includes fees incurred for professional services rendered for the fiscal years ended December 31, 2018 and 2017 for tax compliance, tax advice, and preparation of corporation income tax return.
For the fiscal year ended December 31, 2018, the Board considered and deemed the services provided by Crowe compatible with maintaining the principle accountant’s independence. The Audit Committee approved all services described above in the discussion of fees paid to Crowe.
Preapproval of Services By Independent Auditor
The Audit Committee will consider annually and, if appropriate, approve audit services by its independent auditor. In addition, the Audit Committee will consider and, if appropriate, preapprove certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements. The Audit Committee preapproved Tax fees and audit related and other fees based on engagement. The services performed by Crowe for the 2018 audit engagement were pre-approved by the Audit Committee, in accordance with the Committee’s procedures.
Vote Required
The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Crowe, provided that such majority also represents a majority of the shares needed for quorum. Abstentions and broker non-votes will therefore have no effect on this vote, unless there are a number of abstentions or broker non-votes such that the votes in favor represent less than a majority of the shares needed for a quorum. It is anticipated that a representative of Crowe will be present at the Annual Meeting and will be available to answer questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

OTHER MATTERS
If any other matters come before the Annual Meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.
Shareholder Nominations and Proposals
Shareholder Nominations
If a shareholder intends to formally nominate someone for election to the board of directors, they must follow the procedures set forth in Section 2.14 of our bylaws. That section provides that nominations for election to the Board of Directors may be made by a shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Nominations not made in accordance with Section 2.14 of our bylaws shall, in the chairman’s discretion, be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. If the Company’s 2020 Annual Meeting of Shareholders is held on May 28, 2020, any shareholder nomination, to be timely, must be received by the Company not later than May 14, 2020 and not earlier than April 8, 2020.
Shareholder Proposals
If a shareholder intends to present any proposal for consideration at the 2020 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than May 14, 2020, if such meeting is held on May 28, 2020.
Shareholder Communication
Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Pacific City Financial Corporation, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.
Annual Report on Form 10-K
The Company’s Annual Report for 2018 on Form 10-K, which is required to be filed with the SEC, is available to any shareholder without charge. The report may be obtained by written request to Corporate Secretary, Pacific City Financial Corporation, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010. It is also available on our Company’s website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “SEC Filings” and then “Annual Reports.” The Company’s Annual Report on Form 10-K also serves as the Bank’s annual disclosure statement under part 350 of FDIC rules.

Pacific City Financial Corporation
By Order of the Board of Directors

/s/ Henry Kim
Henry Kim President and Chief Executive Officer

Los Angeles, California
April 19, 2019

PACIFIC CITY FINANCIAL CORPORATION

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kijun Ahn	☐	☐	02 - Haeyoung Cho	☐	☐	03 - Henry Kim	☐	☐
04 - Sang Young Lee	☐	☐	05 - Hong Kyun "Daniel" Park	☐	☐	06 - Don Rhee	☐	☐
07 - Suk Won Youn	☐	☐						

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 3 8 9 9

031D0A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Pacific City Financial Corporation

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — Thursday, May 23, 2019

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders of Pacific City Financial Corporation ("Company") and the accompanying Proxy Statement - dated April 19, 2019, and revoking any proxy heretofore given, hereby appoints Haeyoung Cho, Henry Kim, and Sang Young Lee, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of Pacific City Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 23, 2019, at 10:00 a.m., in the board room on the ninth floor of the main office building of Pacific City Bank at 3701 Wilshire Boulevard, Suite 900, Los Angeles, California, and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as stated on the reverse side. Execution of this proxy confers authority to vote "FOR" each proposal listed unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)